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                            GALAXY NUTRITIONAL FOODS


FOR IMMEDIATE RELEASE:                       CONTACT:
November 14, 2003                            Dawn M. Robert, Investor Relations
                                             Galaxy Nutritional Foods, Inc.
                                             (407) 854-0433

                        GALAXY NUTRITIONAL FOODS REPORTS
                          2ND QUARTER 2004 RESULTS AND
                          REVISED FISCAL 2004 FORECAST

ORLANDO, Florida (November 14, 2003) Galaxy Nutritional Foods, Inc. (AMEX:GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, today reported results for its second quarter of fiscal 2004, ended September 30, 2003.

In the quarter ended September 30, 2003, the Company reported a net loss of $228,145 compared to a net income of $732,245 for the quarter ended September 30, 2002. Operating income for the quarter ended September 30, 2003 was $41,927 compared to $1,701,875 for the quarter ended September 30, 2002. The results for the quarter ended September 30, 2003 include a $128,258 expense for non-cash compensation compared to $1,348,089 income for non-cash compensation for the quarter ended September 30, 2002. Excluding the non-cash compensation charges, the $515,957 increase in net income was primarily the result of a substantial decrease in interest expense due to the debt refinancing and restructuring, which was completed in the first quarter of fiscal 2004.

Net loss available to common shareholders after non-cash preferred stock dividends and non-cash preferred stock accretion for estimated redemption value was $933,385, or $0.06 per diluted share for the quarter ended September 30, 2003 versus a net income of $541,545, or $0.04 per diluted share for the quarter ended September 30, 2002.

Net sales were $9,329,907 and $10,062,331 in the quarter ended September 30, 2003 and 2002, respectively, a decrease of $732,424 or 7%. However, the decrease in gross margin was only $15,171 in the quarter ended September 30, 2003 compared to the quarter ended September 30, 2002. The decrease in net sales is primarily due to a reduction in retail grocery sales from fiscal year 2003. Such reduction is mainly a result of management's previous decision to turn away lower margin private label and sandwich slice business in order to reallocate the Company's limited cash resources (prior to the financial restructuring that was completed on May 30, 2003) for production of higher margin "branded" items. While the effect of this decision caused gross sales to diminish, this approach was the key factor that enabled the Company's gross profit to improve 2% in fiscal 2004 compared to fiscal 2003.

Operating cash flow for the quarter ended September 30, 2003 was $949,081 compared to operating cash flow of $186,133 for the quarter ended September 30, 2002. This increase in cash flow in fiscal 2004 was primarily due to a substantial reduction in inventories in accordance with our adjusted sales forecast.

Since the Company's refinancing is now complete, it has once again begun to pursue strategic private label business, which it previously turned away due to cash constraints. The Company's management has also identified several market factors, which have had a negative effect on the

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Company's business.  First, consumers eating habits are changing with the recent trend toward low-carbohydrate meal preparation during all meals (breakfast, lunch, snack, and dinner). This has put downward pressure on consumption of items such as bread and complimentary products such as cheese slices. Secondly, the number of consumers shopping in the retail grocery stores is down versus the prior year due to the further emergence and presence of Wal*Mart. The Company's product selection is growing but still limited at Wal*Mart. Therefore, the Company's sales growth with this account has not been able to fully counter the decline in retail grocery trends. In response to this change in consumer shopping, the Company is redesigning its products and packaging formats to specifically target the "warehouse" club and mass merchandiser (such as Kmart, Target, and Wal*Mart) markets.

Christopher  J,  New,  Galaxy's  CEO,  stated,  "Our  2nd  quarter  fiscal  2004 performance was better than expected. We achieved net sales growth of 7% compared to the 1st quarter of fiscal 2004, delivered significant improvement in net income (excluding non-cash compensation), and provided close to $1 million of cash flow from operations. We expect net sales in the third quarter of fiscal 2004 (ending December 31, 2003) to be comparable to the second quarter of fiscal 2004 after incorporating the seasonal reduction on sales and merchandising due to several holidays."

Mr. New went on to say, "Looking forward, we anticipate that the annual net sales for fiscal 2004 will be equal to or up by 5% compared to net sales for fiscal 2003. This revised net sales forecast of a 0% to 5% increase compared to prior expectations of a 10% increase in net sales reflect (a) recent changes in consumers eating and shopping behavior; (b) slower than expected timing for securing private label opportunities; and (c) slower than expected placement of additional points of distribution of the Company's branded items."

"We are still on the right course and will continue implementation of our strategy to achieve greater availability and visibility of our higher margin branded products. Additionally, now that the Company has sufficient resources, management will also focus its efforts toward generating consumer awareness, product trials, and generating more repeat purchases for its brands. Finally, we are actively redeveloping relationships with strategic private-label customers, which will enable the Company to better utilize some of its excess production capacity. These efforts should result in greater operating cash flow and a higher return on invested capital."


CONFERENCE CALL AND WEBCAST INFORMATION
There will be a teleconference and web-cast of the COMPANY'S 2ND QUARTER FISCAL 2004 EARNINGS RESULTS AT 10:00AM EST ON MONDAY, NOVEMBER 17, 2003. The conference call invites all shareholders and interested parties to call in on a toll free line to ask questions about the Company's results and discuss future plans. The toll free number for U.S. and Canada callers is 1-800-811-7286. All other international callers should dial: 1-913-981-4902. The conference call pass code for all participants is 380281.

The call will be simultaneously web-cast at the following link:
HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/AJWZ393692333GF12.HTML

Individuals within the U.S. and Canada who cannot access the call are invited to listen to a digitally recorded version by calling the toll free number:
1-888-203-1112. All other international callers should dial the following number for a digital playback: 1-719-457-0820. It will be required to reference the pass code # 380281 for all digital playbacks. The playback will be available after the call on Monday, November 17, 2003 through Friday, November 21, 2003 until midnight. The call will be posted to our website the following week at: http//www.galaxyfoods.com.

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                      ABOUT GALAXY NUTRITIONAL FOODS, INC.

Galaxy Nutritional Foods is the leading producer of great-tasting, health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. These phytonutrient-enriched products, made from nature's best grains - soy, rice and oats - are low and no fat (no saturated fat and no trans-fatty acids), have no cholesterol, no lactose, are growth hormone and antibiotic free and have more calcium, vitamins and minerals than conventional dairy products. Because they are made with plant proteins, they are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the nutritional or functional foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R), Veggie(R), Veggie Nature's Alternative to Milk(R), Veggie Slices(R), Soyco(R), Soymage(R), Wholesome Valley(R), formagg(R), and Lite Bakery(R). For more information, please visit Galaxy's website at www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

                    (Financial statements on following pages)

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                         GALAXY NUTRITIONAL FOODS, INC.
                                 BALANCE SHEETS

                                                          SEPTEMBER 30,      MARCH 31,
                                                              2003             2003
                                                          ------------     ------------
                                                          (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash                                                    $    217,932     $      1,598
  Trade receivables, net                                     4,367,651        5,109,247
  Inventories                                                4,491,056        5,294,500
  Prepaid expenses and other                                   525,418          553,396
                                                          ------------     ------------

         Total current assets                                9,602,057       10,958,741

PROPERTY AND EQUIPMENT, NET                                 21,159,692       22,168,404
OTHER ASSETS                                                   440,769          274,918
                                                          ------------     ------------

         TOTAL                                            $ 31,202,518     $ 33,402,063
                                                          ============     ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Book overdrafts                                         $         --     $  1,151,276
  Line of credit                                             4,731,092        4,939,894
  Accounts payable                                           1,601,483        2,622,996
  Accrued liabilities                                        1,782,167        1,891,773
  Current portion of term notes payable                      1,181,000        1,497,760
  Current portion of subordinated note payable                      --        2,000,000
  Current portion of obligations under capital leases          302,275          363,152
                                                          ------------     ------------

         Total current liabilities                           9,598,017       14,466,851

TERM NOTES PAYABLE, less current portion                     9,231,985        7,786,985
SUBORDINATED NOTE PAYABLE                                           --        2,000,000
OBLIGATIONS UNDER CAPITAL LEASES, less current portion         254,545          383,210
                                                          ------------     ------------

         Total liabilities                                  19,084,547       24,637,046
                                                          ------------     ------------

COMMITMENTS AND CONTINGENCIES                                       --               --

REDEEMABLE CONVERTIBLE PREFERRED STOCK                       3,713,392        2,324,671

STOCKHOLDERS' EQUITY:
  Common stock                                                 151,714          127,617
  Additional paid-in capital                                63,939,117       59,800,732
  Accumulated deficit                                      (42,793,591)     (40,595,342)
                                                          ------------     ------------

                                                            21,297,240       19,333,007
  Less: Notes receivable arising from the exercise of
         stock options and sale of common stock            (12,772,200)     (12,772,200)
        Treasury stock, 26,843 shares, at cost                (120,461)        (120,461)
                                                          ------------     ------------

         Total stockholders' equity                          8,404,579        6,440,346
                                                          ------------     ------------

         TOTAL                                            $ 31,202,518     $ 33,402,063
                                                          ============     ============

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                         GALAXY NUTRITIONAL FOODS, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                         THREE MONTHS ENDED                 SIX MONTHS ENDED
                                            SEPTEMBER 30,                     SEPTEMBER 30,
                                        2003             2002             2003             2002
                                    ------------     ------------     ------------     ------------
NET SALES                           $  9,329,907     $ 10,062,331     $ 18,025,688     $ 20,040,035

COST OF GOODS SOLD                     6,329,977        7,047,230       12,381,093       14,283,734
                                    ------------     ------------     ------------     ------------
  Gross margin                         2,999,930        3,015,101        5,644,595        5,756,301
                                    ------------     ------------     ------------     ------------

OPERATING EXPENSES:
Selling                                1,446,859        1,345,678        2,760,732        2,335,315
Delivery                                 433,959          511,954          885,776        1,083,516
Non-cash compensation related to
  options & warrants                     128,258       (1,348,089)       1,435,389       (2,985,350)
General and administrative               886,019          747,243        1,869,498        1,588,749
Research and development                  62,908           56,440          125,992          114,214
                                    ------------     ------------     ------------     ------------
  Total operating expenses             2,958,003        1,313,226        7,077,387        2,136,444
                                    ------------     ------------     ------------     ------------

INCOME (LOSS) FROM OPERATIONS             41,927        1,701,875       (1,432,792)       3,619,857

Interest expense                         270,072          969,630          765,457        1,868,102
                                    ------------     ------------     ------------     ------------

NET INCOME (LOSS)                   $   (228,145)    $    732,245     $ (2,198,249)    $  1,751,755

Preferred Stock Dividends                 53,836           70,000          108,616          140,000
Preferred Stock Accretion to
  Redemption Value                       651,404          120,700        1,546,333          459,977
                                    ------------     ------------     ------------     ------------

NET INCOME (LOSS) AVAILABLE TO
  COMMON SHAREHOLDERS               $   (933,385)    $    541,545     $ (3,853,198)    $  1,151,778
                                    ============     ============     ============     ============

BASIC NET INCOME (LOSS) PER
  COMMON SHARE                      $      (0.06)    $       0.05     $      (0.27)    $       0.10
                                    ============     ============     ============     ============
DILUTED NET INCOME (LOSS) PER
  COMMON SHARE                      $      (0.06)    $       0.04     $      (0.27)    $       0.09
                                    ============     ============     ============     ============

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                         GALAXY NUTRITIONAL FOODS, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

SIX MONTHS ENDED SEPTEMBER 30,                                         2003             2002
                                                                   ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                                $ (2,198,249)    $  1,751,755
  Adjustments to reconcile net income (loss) to net cash from
    (used in) operating activities:
      Depreciation and amortization                                   1,108,799        1,138,945
      Amortization of debt discount and financing costs                 152,022          989,205
      Provision for losses on trade receivables                          (5,000)         158,300
      Non-cash compensation related to options and warrants           1,435,389       (2,985,350)
      (Increase) decrease in:
        Trade receivables                                               746,596          184,062
        Inventories                                                     803,444          501,719
        Prepaid expenses and other                                       27,978          (37,160)
      Increase (decrease) in:
        Accounts payable                                             (1,021,513)        (953,465)
        Accrued liabilities                                            (238,762)         161,661
                                                                   ------------     ------------

   NET CASH FROM (USED IN) OPERATING ACTIVITIES                         810,704          909,672
                                                                   ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                   (100,087)        (192,578)
  Increase in other assets                                                1,807               --
                                                                   ------------     ------------

   NET CASH FROM (USED IN) INVESTING ACTIVITIES                         (98,280)        (192,578)
                                                                   ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Book overdrafts                                                    (1,151,276)        (809,285)
  Net payments on lines of credit                                      (208,802)        (624,053)
  Repayments on subordinated note payable                            (4,000,000)              --
  Borrowings on term note payable                                     2,000,000          500,000
  Repayments on term notes payable                                     (871,760)        (904,840)
  Principal payments on capital lease obligations                      (189,542)        (230,116)
  Financing costs for long term debt                                   (231,578)        (128,289)
  Proceeds from issuance of common stock, net of offering costs       3,796,868        1,480,994
  Proceeds from exercise of common stock warrants                       360,000               --
                                                                   ------------     ------------

   NET CASH FROM (USED IN) FINANCING ACTIVITIES                        (496,090)        (715,589)
                                                                   ------------     ------------

NET INCREASE (DECREASE) IN CASH                                         216,334            1,505

CASH, BEGINNING OF PERIOD                                                 1,598              168
                                                                   ------------     ------------

CASH, END OF PERIOD                                                $    217,932     $      1,673
                                                                   ============     ============

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